UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38276	27-1537290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 977-5700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On July 26, 2022, Apellis Pharmaceuticals, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 3.500% Convertible Senior Notes due 2026 (the “Notes”). Under the terms of the Exchange Agreements, (i) certain holders have agreed to exchange with the Company approximately $65.9 million in aggregate principal amount of Notes held by them for an aggregate of 2,036,886 shares of the Company’s common stock and (ii) certain other holders have agreed to exchange with the Company approximately $9.7 million in aggregate principal amount of Notes held by them for (a) 195,809 shares of the Company’s common stock, which is equal to 20.2724 shares per $1,000 principal amount of Notes exchanged plus (b) an additional number of shares of the Company’s common stock per $1,000 principal amount of Notes exchanged equal to the quotient of (x) $591.62 divided by (y) the average of the daily volume-weighted average prices of the Company’s common stock over the two consecutive trading days commencing on July 27, 2022 (collectively, the “Shares”). These exchange transactions are expected to close on August 1, 2022, subject to the satisfaction of customary closing conditions.

The foregoing description of the Exchange Agreements is qualified in its entirety by reference to the form of Exchange Agreement, a copy of which is attached as Exhibit 10.1 hereto.

On July 27, 2022, the Company issued a press release announcing the execution of the Exchange Agreements, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above is incorporated by reference herein.

The issuance of the Shares under the Exchange Agreements is being made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Shares will be issued only to investors that qualified as “qualified institutional buyers” (as such term is defined in Rule 144A of the Securities Act) and institutional “accredited investors” (as such term is defined in Rule 501 of the Securities Act).

The Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and such other jurisdictions.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements in respect of the expected closing of the exchanges. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including whether the conditions for the closing of the exchanges will be satisfied, and other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022 and the risks described in other filings that Apellis may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Exchange Agreement

99.1	Press Release of Apellis Pharmaceuticals, Inc., dated July 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apellis Pharmaceuticals, Inc.

Date: July 27, 2022	By:	/s/ Timothy Sullivan
Timothy Sullivan
Chief Financial Officer